[LETTERHEAD OF MCGLADREY & PULLEN, LLP]

                                                                    EXHIBIT 23.2


                           INDEPENDENT AUDITOR'S CONSENT

         We hereby consent to the incorporation by reference of our report, dated October 27, 1999, as it pertains to the audited balance sheet of Wake Forest Bancshares, Inc. as of September 30, 1999 and the related statements of income, changes in stockholders' equity and cash flows for the year then ended, included in this Form 10 KSB/A of Wake Forest Bancshares, Inc. for the year ended September 30, 2000 in the previously filed Registration Statement of Wake Forest Bancshares, Inc. on Form S-8 (333-83875).


/s/ McGladrey & Pullen, LLP
---------------------------
McGladrey & Pullen, LLP

January 30, 2001
Raleigh, North Carolina